UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 11, 2023

(Date of earliest event reported)

PACIFIC VENTURES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54584	75-2100622
(State of Incorporation)	Commission File Number	(IRS EIN)

117 W 9th St. Suite 316

Los Angeles, CA 90015

(Address of principal executive offices)

(310) 392-5606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Background. On December 11, 2023, the Board of Directors (the “Board”) of Pacific Ventures Group, Inc., a Delaware corporation (the “Company”), and Shannon Masjedi, the Company’s Chief Executive Officer, Director and the holder of a majority of the voting power of the Company’s capital stock (the “Majority Consenting Shareholder”), acting together by written consent (the “Joint Written Consent”), ratified and affirmed certain past corporate actions the documentation for which does not appear in the books and records of the Company and were, thus, deemed by the Board and the Majority Consenting Shareholder to be “Defective Corporate Acts,” for purposes of Section 204 of the Delaware General Corporation Law (DGCL). The Joint Written Consent was taken pursuant to the provisions of Section 204 of the DGCL, which, in toto, provides a statutory framework by which “Defective Corporate Acts” may be “cured.”

Reason for the Joint Written Action. In connection with the Company’s filing of a Corporate Action (reverse split) with FINRA, the FINRA staff has indicated that the Joint Written Action is not sufficient to satisfy its requests for signed copies of the appointments [the Company having submitted signed copies of each of the related resignations] of certain former officers and directors dating from 1989 through 2018 and including time periods during which the Company was not subject to the filing requirements of the Securities Exchange Act of 1934.

None of the persons to which the appointments relate ratified pursuant to the Joint Written Action currently serves the Company in any capacity.

This Current Report is filed by the Company in order to “codify” the appointments of officers and directors that, pursuant to the Joint Written Action and in accordance with the provisions of Section 204 of the DGCL, became valid corporation actions of the Company under the laws of the State of Delaware, the state of domicile of the Company. Thus, the subject appointments were made in compliance with the DGCL, for all purposes.

Appointment of Officers and Directors Pursuant to Joint Written Consent. The appointments, which ranged, variously, from 1989 through 2018, of Brett Bertolami, Kip Eardley, Richard M. Kurz, Howard Putnam, Philip Guthrie and Lloyd Spencer as officers and/or directors of the Company were ratified by the Joint Written Action. The relevant parts of the Joint Written Action are reproduced below:

Ratification Pursuant to Section 204 of the DGCL

WHEREAS, it has come to the attention of the Board of Directors and the Majority Consenting Shareholder that the books and records of the Corporation do not contain copies of certain documents relating to historical actions (the “Missing Records”) involving the Corporation and certain of its past executive officers and directors; and

WHEREAS, Section 204(h)(1) of the DGCL provides that a “‘[d]efective corporate act’ means an overissue, an election or appointment of directors that is void or voidable due to a failure of authorization, or any act or transaction purportedly taken by or on behalf of the corporation that is, and at the time such act or transaction was purportedly taken would have been, within the power of a corporation under subchapter II of this chapter (without regard to the failure of authorization identified in §204(b)(1)(D) of this title), but is void or voidable due to a failure of authorization”; and

WHEREAS, Section 204, in toto, provides a statutory framework by which Defective Corporate Acts may be “cured”; and

WHEREAS, the Board of Directors and the Majority Consenting Shareholder believe it is the best interests of the Corporation and its shareholders that each of the corporate actions that relate to the Missing Records be ratified and affirmed in accordance with Section 204 of the DGCL; and

WHEREAS, Section 204(f) of the DGCL states, in pertinent part: “From and after the validation effective time, unless otherwise determined in an action brought pursuant to §205 of this title: (1) . . . each defective corporate act ratified in accordance with this section shall no longer be deemed void or voidable as a result of the failure of authorization described in the resolutions adopted pursuant to subsection (b) of this section and such effect shall be retroactive to the time of the defective corporate act; . . .” [Emphasis added]; and

WHEREAS, this Joint Written Consent is made with the specific intent to ratify and affirm certain the Defective Corporate Acts of the Corporation in accordance with, and pursuant to, Section 204 of the DGCL.

NOW, THEREFORE, IT IS

RESOLVED, that the Board of Directors hereby deems and recognizes each of the following as a Defective Corporate Act, for purposes of Section 204 of the DGCL:

Description of Defective Corporate Act	Putative Date of Defective Corporate Act

The Appointment of Brett Bertolami as Chief Executive Officer

In the Corporation’s 8-K filed with the SEC on June 26, 2013, it is stated that “[o]n June 21, 2013, the Board of Directors elected Brett Bertolami, the majority shareholder, as a director of the Company and approved the appointment of Mr. Bertolami as Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, President and Secretary.”

The Corporation is not in possession of records relating to the appointment of Mr. Bertolami’s appointment as Chief Executive Officer.

June 26, 2013

The Appointment of Kip Eardley as an Officer and Director

In the Corporation’s Form 10/A filed with the SEC on March 21, 2012, it is stated that “[b]etween August 2005 and September 2006, Mr. Eardley, the sole officer and director of the Company advanced $50,000 to the Company. Mr. Eardley resigned as an officer and director of the Company on September 9, 2006, and was appointed again as an officer and director in 2008.” The validity of each of the actions has been assumed since such time, with the current Board of Directors basing such assumption on historical SEC filings that recite such information.

The Corporation is not in possession of records relating to the August 2005 appointment as sole officer and director of the Corporation, the September 2006 resignation of Mr. Eardley, nor his 2008 appointment as an officer and director of the Corporation.

August 2005 and During 2008

Richard M. Kurz as an Officer and Director

In the Corporation’s Preliminary Proxy Statement filed with the SEC on July 9, 1997, it is stated that Richard M. Kurz “joined the Company in December 1993 as Senior Vice President/Chief Financial Officer. He has been a director of the Company since February 1995.”

The Corporation is not in possession of records relating to the appointment of Mr. Kurz’s appointment as Senior Vice President/Chief Financial Officer of the Corporation nor Mr. Kurz’s appointment as a director of the Corporation.

December 1993 and February 1995

Zane Holmberg as an Officer

The Corporation is in possession of Mr. Holmberg’s resignation as an officer of the Corporation dated December 31, 2008, who was appointed as an officer of the Corporation during a period that the Corporation did not make periodic filings with the SEC.

The Corporation is not in possession of records relating to Mr. Holmberg’s appointment as a director of the Corporation.

During the Period from 1999 through 2008

Howard Putnam as a Director

In the Corporation’s Preliminary Proxy Statement filed with the SEC on July 9, 1997, it is stated that Howard Putnam had been nominated to the Board of Directors of the Corporation. No Definitive Proxy Statement was ever filed with the SEC and no subsequent filing made by the Company with the SEC makes reference to Mr. Putnam. On information and belief, however, the Board of Directors is of the opinion that Mr. Putnam did, in fact, serve as a director of the Company for an indeterminate period of time beginning in 1997.

The Corporation is not in possession of records relating to Mr. Putnam’s appointment as a director of the Corporation.

During 1997

Philip Guthrie as a Director

In the Corporation’s Preliminary Proxy Statement filed with the SEC on July 9, 1997, it is stated that Philip Guthrie “joined [the Corporation] as a director in May 1989.”

The Corporation is not in possession of records relating to the appointment of Mr. Guthrie’s appointment as a director of the Corporation.

May 1989

Lloyd Spencer as Secretary

In the Corporation’s 8-K filed with the SEC on June 21, 2018, the appointment of Lloyd Spencer as Secretary of the Corporation was reported.

The Corporation is not in possession of records relating to the appointment of Mr. Spencer’s appointment as Secretary of the Corporation.

June 20, 2018

. .. .

RESOLVED FURTHER, that the Board of Directors and the Majority Consenting Shareholder do hereby ratify and affirm the Defective Corporate Acts described in the foregoing resolution as valid acts of the Corporation with full force and effect as of the date on which each such Defective Corporate Act in fact occurred;

RESOLVED FURTHER, that the officers of the Corporation be and they hereby are authorized and directed to deliver a notice of the ratification (the “Ratification Notice”) of the Defective Corporate Acts to the holders of the Corporation’s capital stock, in accordance with Section 204(g) of the DGCL . . .”

Finally, the Joint Written Action served to assure that each of the ratified corporate actions is considered to have been done in compliance with the provisions of the DGCL and, in effect, supersedes prior related corporate actions or failures to take a corporate action.

Item 8.01. Other Events.

The information set forth in Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers is incorporated by reference into this Item 8.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Ventures Group, Inc.

Dated: December 20, 2023	By:	/s/ Shannon Masjedi
Shannon Masjedi, CEO